Exhibit 10.7
Trademark Transfer Agreement
Transferor: Duoyuan Clean Water Technology Industries (China) Co., Ltd.
Address: 5th Floor, No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing
Transferee: Duoyuan Investments Limited
Address: British Virgin Islands
Party A and Party B reach the following agreement regarding the transfer of trademarks through consultation according to the principles of willingness and equality, arms-length and good faith.
I.	Party A shall transfer the trademarks “Duoyuan” registered under its name in category 38, 36 and 40 numbered 5830463, 5830480 and 5830481 respectively to Party B. Party A will transfer the abovementioned trademarks to Party B with no monetary consideration.

II.	Party A will assist Party B in connection with the registration of such trademark transfer, especially including providing all documents and formalities required for such trademark transfer. Party A guarantees the authenticity, validity and legality of such documents and formalities, and undertakes to deliver such documents and formalities to Party B after execution of this Agreement.

III.	Application for trademark transfer hereunder shall be submitted to Trademark Office of the State Administration for Industry and Commerce for approval. Certification for Approval of Trademark Transfer and Notice for Approval of Trademark Transfer shall be issued upon approval.

IV.	Party B shall bear all expenses incurred in connection with such trademark transfer.

V.	Both Party A and Party B undertake to abide by this Agreement, and shall bear corresponding responsibilities for breach of contract.

Party B shall pay liquidated damages to Party A for Party B’s breach of contract, and shall compensate for all losses so incurred by Party A. The detailed terms shall be agreed upon between the parties separately.

VI.	Any matter that is not covered herein shall be discussed and agreed upon between the parties separately.

VII.	This Agreement is made in two original copies with the same legal effect. Party A and Party B shall hold one copy each.

VIII.	This Agreement shall become effective upon execution by both parties.
Party A: (Company Stamp)
Transferor: Duoyuan Clean Water Technology Industries (China) Co., Ltd.
By: Wenhua Guo
/s/ Wenhua Guo

December 1, 2007
Party B: (Company Stamp)
Transferee: Duoyuan Investments Limited
By: Wenhua Guo
/s/ Wenhua Guo

December 1, 2007